As filed with the Securities and Exchange Commission on October 24, 1997
                                                      Registration No. 333-_____
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  NUMEREX CORP.
             (Exact name of Registrant as specified in its charter)

            Pennsylvania                                 112948749

--------------------------------------      ----------------------------------

  (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                  Identification Number)

                         100 Four Falls Corporate Center
                                    Suite 407
                            Route 23 & Woodmont Road
                         West Conshohoken, PA 19428-2961
                    (Address of Principal Executive Offices)

              AMENDED AND RESTATED 1994 EMPLOYEE STOCK OPTION PLAN
     AMENDED AND RESTATED 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the Plans)

                                  John J. Reis
                      President and Chief Executive Officer
                                  Numerex Corp.
                                 (610) 941-2844
                         100 Four Falls Corporate Center
                            Route 23 & Woodmont Road
                         West Conshohoken, PA 19428-2961
                      (Name, address and telephone number,
                   including area code, of agent for service)


                          Copies of Communications To:

                            BARRY H. GENKIN, ESQUIRE
                          Blank Rome Comisky & McCauley
                                ONE LOGAN SQUARE
                        Philadelphia, Pennsylvania 19103
                                 (215) 569-5514

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                               Amount            Proposed maximum           Proposed maximum           Amount of
          Title of securities                  to be              offering price           aggregate offering       registration fee
           to be registered                registered(1)           per share(2)                price (2)
====================================================================================================================================
Common Stock, no par value
per share .............................       810,000                  $5.5259                $4,475,679               $1,356.14
------------------------------------------------------------------------------------------------------------------------------------


(1) Plus such indeterminate number of shares as may be issued pursuant to certain anti-dilution provisions contained in the Plans.

(2) Pursuant to Rule 457(h), based upon the price at which stock options covered by this Registration Statement may be exercised and, in the case where such price is not know, upon the average of the high and low sale prices of Numerex Corp.'s Common Stock, no par value per share, reported on the Nasdaq National Market on October 20, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

 The document(s) containing the information specified in Item 1 of Form S-8 will be sent or given to participants in the Numerex Corp. Amended and Restated 1994 Employee Option Plan and the Amended and Restated 1994 Stock Option Plan for Non-Employee Directors (the "Plans") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

 Such documents are not being filed with the Commission, but constitute (along with the documents referred to in Item 2 and those incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a Prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

 The document(s) containing the information specified in Item 2 of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) promulgated by the Commission under the Securities Act. Such documents are not being filed with the Commission, but constitute (along with the documents referred to in Item 1 and those incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a Prospectus that meets the requirements of Section 10(a) of the Securities Act.

 The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Numerex Corp. 100 Four Falls Corporate Center, Suite 407, Route 23 & Woodmont Road, West Conshohocken, PA 19428-2961, Attention: Charles L. McNew, Vice President and Chief Financial Officer, telephone number (610) 941-2844.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed with the Commission are incorporated herein by reference:

(a) Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1996; and

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since October 31, 1996; and

(c) The Company's Common Stock was registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The description of the Company's Common Stock is incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-89794) filed with the Commission on February 28, 1995 and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Section 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended, (the "BCL"), contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

     Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a part by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding if the appropriate standards of conduct are met.

     Section 1742 provides for indemnification in derivative actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors (i) by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or
(iii) by the shareholders.

     Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

     Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office.

     Section 1747 grants to a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him or her in his or her capacity as officer or director, whether or not the corporation would have the power to indemnify him or her against the liability under Subchapter 17D of the BCL.

     Section 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

     Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the BCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

     For information regarding provisions under which a director or officer of the Company may be indemnified in any manner against any liability which he or she may incur in his or her capacity as such, reference is made to Article 11 of the Company's Articles of Incorporation and Article IV of the Company's Bylaws, which provide in general that the Company shall indemnify its officers and directors to the fullest extent authorized by law.

     The Company has obtained directors' and officers' liability insurance which covers certain liabilities, including liabilities to the Company and its shareholders, in the amount of $2.0 million.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     The following exhibits are filed as part of this Registration Statement.


Exhibit Number        Description

      5.1             Opinion of Blank Rome Comisky & McCauley

     10.1             Numerex Corp. Amended and Restated 1994 Stock Option Plan



                                      II-3





     10.2             Numerex Corp. Amended and Restated 1994 Stock Option Plan for Non-
                      Employee Directors

     23.1             Consent of Blank Rome Comisky & McCauley (included in Exhibit 5.1)

     23.2             Consent of Deloitte & Touche LLP

     24.1             Power of Attorney (included on signature page)


Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a Post-Effective Amendment to this Registration Statement;

          (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended:

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent Post-Effective Amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or S-8 and the information required to be included in a Post-Effective Amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (2) That for the purpose of determining any liability under the Securities Act each such Post-Effective Amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of Post-Effective Amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in West Conshohocken, Pennsylvania, on this 24th day of October, 1997.

                                NUMEREX CORP.


                                By: /s/ John J. Reis
                                    ----------------------------------
                                    John J. Reis
                                    President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby authorizes John J. Reis or Charles L. McNew to file one or more Amendments, including Post-Effective Amendments, to this Registration Statement, which Amendments may make such changes as John J. Reis or Charles L. McNew deem appropriate, and each person whose signature appears below, individually and in each capacity stated below hereby appoints John J. Reis or Charles L. McNew as attorney-in-fact to execute in his name and on his behalf any such Amendments to this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



                 Signature                                        Capacity                               Date
                 ---------                                        --------                               ----
/s/ John J. Reis                                         President and Chief Executive               October 24, 1997
-------------------------------------------------        Officer
John J. Reis                                             (Principal Executive Officer)


/s/ Charles L. McNew                                     Vice President and Chief                   October 24, 1997
------------------------------------------------         Financial Officer
Charles L. McNew                                         (Principal Financial and
                                                         Accounting Officer)

/s/ Matthew J. Flanigan                                  Director                                   October 24, 1997
-----------------------------------------------
Matthew J. Flanigan


/s/ Frederick C. Shay                                    Director                                   October 24, 1997
-----------------------------------------------
Frederick C. Shay


                                      II-6




                 Signature                                        Capacity                               Date
                 ---------                                        --------                               ----

/s/ Kenneth F. Manser                                     Director                                  October 24, 1997
-----------------------------------------------
Kenneth F. Manser


/s/ George Benson                                         Director                                  October 24, 1997
-----------------------------------------------
George Benson


/s/ Gordon T. Ray                                         Director                                  October 24, 1997
-----------------------------------------------
Gordon T. Ray


/s/ Andrew J. Ryan                                        Director                                  October 24, 1997
-----------------------------------------------
Andrew J. Ryan

                                  EXHIBIT INDEX


S-8 Exhibit Number                      Description
------------------                      -----------
          5.1                       Opinion of Blank Rome Comisky & McCauley

         10.1                       Numerex Corp. Amended and Restated 1994 Stock Option Plan

         10.2                       Numerex Corp. Amended and Restated 1994 Stock Option Plan for Non-
                                    Employee Directors

         23.1                       Consent of Blank Rome Comisky & McCauley (included in Exhibit 5.1)

         23.2                       Consent of Deloitte & Touche LLP





                                      II-8